EXHIBIT 99.1

November 21, 2013                                 FOR IMMEDIATE RELEASE                                          Media Contact: Steve Hollister, 727.567.2824                                          Investor Contact: Paul Shoukry, 727.567.5133                                                    raymondjames.com/media

RAYMOND JAMES FINANCIAL
INCREASES QUARTERLY DIVIDEND

ST. PETERSBURG, Fla. - The Raymond James Financial Board of Directors today declared a quarterly cash dividend on its common shares of $0.16 per share, up from $0.14 per share in the previous quarter, payable January 16, 2014, to shareholders of record on January 2, 2014.

“The Board’s decision to raise the dividend demonstrates our confidence in the future with the Morgan Keegan integration essentially completed,” said Executive Chairman Tom James. “This is the 29th consecutive year in which Raymond James has paid its shareholders a dividend and represents its commitment to share net income growth with its shareholders.”

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, and Raymond James Ltd., have approximately 6,200 financial advisors serving approximately 2.5 million accounts in approximately 2,500 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $436 billion.

Forward-Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in realizing the projected benefits of the Morgan Keegan acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2012 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended June 30, 2013, March 31, 2013, and December 31, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.